UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2021

LAREDO PETROLEUM, INC.

(Exact name of registrant as specified in charter)

Delaware	001-35380	45-3007926
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 900, Tulsa, Oklahoma	74119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	LPI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Sabalo/Shad Acquisition

On May 7, 2021, Laredo Petroleum, Inc. (the “Company”) entered into two separate purchase and sale agreements, one (the “Sabalo PSA”) with Sabalo Energy, LLC and its subsidiary, Sabalo Operating, LLC (collectively, “Sabalo”), and the other (the “Shad PSA” and, together with the Sabalo PSA, the “Sabalo/Shad PSAs”) with Shad Permian, LLC (“Shad”), which is unaffiliated with Sabalo but owns interests in the same assets, pursuant to which the Company agreed to purchase (the “Sabalo/Shad Acquisition”), effective as of April 1, 2021, certain oil and gas properties in the Midland Basin, located in the Howard and Borden Counties, Texas, and related assets and contracts for an aggregate purchase price of $714.3 million, comprising $624.3 million of cash and 2,506,964 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), based upon the closing price of the Company’s common stock on April 19, 2021. Under the terms of the Sabalo/Shad PSAs, the Company has deposited into third party escrow accounts an amount equal to $71.4 million. The Company currently expects to fund the acquisition price and related transaction costs with respect to the Sabalo/Shad Acquisition with proceeds from a sale of working interests in certain of its oil and gas properties in connection with the Working Interest Sale (defined below), as more fully described below, and borrowings under its Senior Secured Credit Facility (defined below).

The Sabalo/Shad PSAs contain customary representations and warranties, covenants, termination rights and indemnification provisions for a transaction of this size and nature, provide the parties thereto with specified rights and obligations and allocate risk among them in a customary manner. The Company expects the Sabalo/Shad Acquisition to close on or about July 1, 2021, subject to customary closing conditions. There can be no assurance that all of the conditions to closing the Sabalo/Shad Acquisition will be satisfied. The Company has a right to terminate the Shad PSA if the closing under the Sabalo PSA does not occur prior to or contemporaneously with the closing under the Shad PSA. The foregoing description of the Sabalo/Shad PSAs does not purport to be complete and is qualified in its entirety by reference to the Sabalo PSA and the Shad PSA filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Each of the Sabalo/Shad PSAs contain representations, warranties and other provisions that were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the other parties thereto. Each of the Sabalo/Shad PSAs is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business or operational information about the Company, Sabalo, Shad or any of their respective subsidiaries or the assets to be acquired from Sabalo or Shad. The representations and warranties made by the Company or Shad (as applicable) in the Sabalo/Shad PSAs may be (i) qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Under the Sabalo PSA, Sabalo and one of its indirect owners agreed to enter into a standstill agreement in connection with the closing under the Sabalo PSA (the “Standstill Agreement”). Pursuant to the terms of the Standstill Agreement, if the closing occurs, for a period of time not to exceed two years following the closing under the Sabalo PSA, such persons will be subject to, among other things, certain restrictions on such entities’ acquisition of shares of the Company’s common stock and on certain other activities relating to the Company and the shares of the Company’s common stock owned by such persons and their affiliates, including the shares constituting a portion of the purchase price to be received by Sabalo in connection with the closing under the Sabalo PSA.

Also under the Sabalo/Shad PSAs, the Company agreed to enter into a registration rights agreement with Sabalo and Shad in connection with the closing of the Sabalo/Shad Acquisition (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company will agree to register under the Securities Act of 1933, as amended (the “Securities Act”), the resale of the shares of the Company’s common stock constituting a portion of the purchase price to be received by such entities in connection with the closing of the Sabalo/Shad Acquisition and to grant such person certain rights to request and/or participate in underwritten offerings.

The foregoing descriptions of the Standstill Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the form of Standstill Agreement included as Exhibit F to the Sabalo PSA filed as Exhibit 2.1 hereto and the form of Registration Rights Agreement included as Exhibit C to each of the Sabalo PSA filed as Exhibit 2.1 hereto and the Shad PSA filed as Exhibit 2.2 hereto, respectively, and incorporated herein by reference.

Sale of Working Interest

On May 7, 2021, the Company entered into a purchase and sale agreement (the “Sixth Street PSA”) with Piper Investments Holdings, LLC, an affiliate of Sixth Street Partners, LLC (“Sixth Street”), pursuant to which the Company agreed to sell to Sixth Street a portion of the Company’s working interests in certain specified oil and gas properties (the “Working Interest Sale” and, together with the Sabalo/Shad Acquisition, the “Transactions”), for an aggregate purchase price of $405 million in cash at closing and potential cash flow-based earn-out payments after closing, subject to certain customary adjustments.

The interests conveyed include such undivided interest in and to the scheduled oil and leases as may be necessary to entitle the purchaser to the scheduled working interest and net revenue interest amounts, and the undivided percentage ownership in and to the scheduled producing wellbores, comprising approximately 37.5% of the Company’s interest in such producing wellbores, the properties being primarily located within the Glasscock and Reagan Counties, Texas, subject to certain excluded assets and title diligence procedures.

The Sixth Street PSA contains customary representations and warranties, covenants, termination rights and indemnification provisions for a transaction of this size and nature, provide the parties thereto with specified rights and obligations and allocate risk among them. The Company expects the Working Interest Sale to close on or about the same time as the closing of the Sabalo/Shad Acquisition, subject to closing of the Sabalo/Shad Acquisition and other customary closing conditions. There can be no assurance that all of the conditions to closing the Working Interest Sale, or under the Sixth Street PSA, will be satisfied. The foregoing description of the Sixth Street PSA does not purport to be complete and is qualified in its entirety by reference to the Sixth Street PSA filed as Exhibit 2.3 to this Current Report on Form 8-K and incorporated herein by reference.

The Sixth Street PSA contains representations, warranties and other provisions that were made only for purposes of the Sixth Street PSA and as of specific dates and were solely for the benefit of the other parties thereto. The Sixth Street PSA is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business or operational information about the Company or Sixth Street and their respective subsidiaries or the assets to be acquired from the Company and its affiliates. The representations and warranties made by the Company and Sixth Street in the Sixth Street PSA may be (i) qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Amendment to the Senior Secured Credit Facility

On May 7, 2021, the Company entered into the Sixth Amendment (the “Sixth Amendment”) to the Fifth Amended and Restated Credit Agreement (as amended, the “Senior Secured Credit Facility”) among the Company, as borrower, Wells Fargo Bank, N.A., as administrative agent, Laredo Midstream Services, LLC and Garden City Minerals, LLC, as guarantors, and the banks signatory thereto. The Sixth Amendment, among other things, reaffirms the Borrowing Base at $725 million, and amends the Senior Secured Credit Facility to permit (i) the Sabalo/Shad Acquisition and the other transactions contemplated by the Sabalo/Shad PSAs and (ii) the Working Interest Sale and the other transactions contemplated by the Sixth Street PSA, in each case, subject to the terms of the Sixth Amendment and the Senior Secured Credit Facility.

All capitalized terms above that are not defined elsewhere have the meanings ascribed to them in the Sixth Amendment or the Senior Secured Credit Facility, as applicable. The foregoing description of the Sixth Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Sixth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01, under the heading “Amendment to the Senior Secured Credit Facility,” is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 is incorporated into this Item 3.02 by reference. The Company intends to issue the Shares in reliance on the exemptions from registration requirements under the Securities Act pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied upon representations, warranties, certifications and agreements of Sabalo or Shad (as applicable) in support of the satisfaction of the conditions contained in Section 4(a)(2) of the Securities Act or Regulation D under the Securities Act.

Item 8.01.	Other Events.

The Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 with the following risk factors:

The pending Transactions create unknown impacts on our future which could materially and adversely affect our business, financial condition and results of operations.

While the Transactions are pending, we are subject to a number of risks, including:

•	the additional attention required of management, our board of directors and our employees on issues related to the Transactions and separate from our day-to-day business;

•	the potential disruption to our business from the Transactions, making it more difficult to maintain relationships with customers, employees or suppliers;

•	our potential inability to buy or sell our securities until we have publicly filed the required financial information with respect to the Transactions; and

•	our potential inability to respond effectively to competitive pressures, industry developments and future opportunities.

The occurrence of any of these events individually or in combination could materially and adversely affect our business, financial condition and results of operations. We have also incurred substantial transaction costs in connection with the Transactions and we will continue to do so until the consummation of the Transactions.

The failure to consummate the Working Interest Sale may require us to obtain additional financing to complete the Sabalo/Shad Acquisition. Even if we are able to raise additional financing, we might not be able to obtain it on terms that are favorable to the company.

We intend to fund the cash portion of the purchase price for the Sabalo/Shad Acquisition with the proceeds of the Working Interest Sale and borrowings under our Senior Secured Credit Facility. If we are unable to consummate the Working Interest Sale, we may be required to obtain additional financing to complete the Sabalo/Shad Acquisition through the public or private sale of debt or equity securities, and the terms of such transactions may be unduly expensive or burdensome to the company or disadvantageous to our existing stockholders. For example, we may be forced to sell or issue our securities at significant discounts to market, or pursuant to onerous terms and conditions. If we issue additional equity securities to obtain financing for the Sabalo/Shad Acquisition, such an issuance may result in substantial dilution to the existing holders of our common stock. If we issue additional debt securities to obtain financing for the Sabalo/Shad Acquisition, our increased indebtedness could also have adverse consequences on our business

In the event we are unable to consummate the Working Interest Sale and we are unable to obtain additional financing, we may not be able to complete the Sabalo/Shad Acquisition, which could result in events that could materially and adversely affect our business, financial condition and results of operations.

The failure to consummate one or both of the Transactions may materially and adversely affect our business, financial condition and results of operations.

The Sabalo/Shad Acquisition, which is anticipated to close on or about July 1, 2021, is subject to various customary closing conditions. The Working Interest Sale is subject to the consummation of the Sabalo/Shad Acquisition, as well as various customary closing conditions.

We cannot control some of these conditions and we cannot assure you that they will be satisfied. If one or both of the Transactions is or are not consummated, we may be subject to a number of risks, including the following:

•	we may not be able to identify alternate transactions, or if alternate transactions are identified, such alternate transactions may not result in equivalent terms of the alternate transactions as compared to what is proposed in the Transactions;

•	the trading price of our common stock may decline to the extent that the current market price reflects a market assumption that the Transactions will be consummated;

•	the failure to complete the Transactions may create doubt as to our ability to effectively implement our current business strategies;

•	our costs related to the Transactions, such as legal, accounting and certain financial advisory fees, must be paid even if the Transactions are not completed;

•	in certain instances we could experience losses resulting from the derivative financial instruments or other hedging mechanisms we put in place in connection with the Transactions to limit the effects of changes in commodity prices; and

•	in certain instances we may be not be able to recoup the deposit we placed into escrow, in the aggregate amount of $71.4 million, at the time of signing the Sabalo/Shad PSAs for the benefit of Sabalo or Shad (as applicable).

The occurrence of any of these events individually or in combination could materially and adversely affect our business, financial condition and results of operations.

The Transactions may expose us to contingent liabilities.

We have agreed to indemnify Sabalo and Shad against certain liabilities related to (i) production, processing and other imbalances, (ii) obligations to pay working interests and related payments, (iii) obligations for plugging and abandonment of applicable wells and (iv) certain other items. In addition, we have agreed to indemnify Sixth Street for breaches of certain specified fundamental representations and warranties and failure to perform covenants or obligations contained in the Sixth Street PSA, subject to certain limitations, and certain other indemnities.

Our indemnification obligations are, in some cases, subject to limitations, but the amount of our maximum exposure could be material. In some instances, our indemnification obligations are not subject to any limitations. Significant indemnification claims by Sabalo, Shad or Sixth Street could materially and adversely affect our business, financial condition and results of operations.

The additional indebtedness we will incur to consummate the Sabalo/Shad Acquisition could materially and adversely affect our business, financial condition and results of operations.

We intend to fund the cash portion of the purchase price for the Sabalo/Shad Acquisition with the proceeds of the Working Interest Sale and borrowings under our Senior Secured Credit Facility. Such borrowings will materially increase our outstanding indebtedness.

Our increased indebtedness could also have adverse consequences on our business, such as:

•	requiring us to use a substantial portion of our cash flow from operations to service our indebtedness, which would reduce the available cash flow to fund working capital, capital expenditures, development projects and other general corporate purposes;

•	limiting our ability to obtain additional financing to fund our working capital needs, acquisition, capital expenditures or other debt service requirements or for other purposes;

•	increasing the costs of incurring additional debt;

•	limiting our ability to compete with other companies that are not as highly leveraged, as we may be less capable of responding to adverse economic and industry conditions;

•	restricting the way in which we conduct our business because of financial and operating covenants in the agreements governing our existing and future indebtedness;

•	exposing us to potential events of default (if not cured or waived) under covenants contained in our debt instruments that could have a material adverse effect on our business, financial condition and operating results; and

•	limiting our ability to react to changing market conditions in our industry.

The impact of any of these potential adverse consequences could materially and adversely affect our business, financial condition and results of operations.

Consummation of the Transactions may not achieve the intended results and our results may suffer if we do not effectively manage our expanded operations following the Transactions.

The anticipated benefits of the Transactions may not be realized fully or at all, may take longer to realize than expected or could have other adverse effects that we do not currently foresee. Some of the assumptions that we have made, such as the nature of assets to be acquired in the Sabalo/Shad Acquisition, may not be realized. There could also be undisclosed or unknown liabilities and unforeseen expenses associated with the Sabalo/Shad Acquisition that were not discovered in the due diligence review conducted by us prior to entering into the Sabalo/Shad PSAs.

We may use more cash and other financial resources on integration and implementation activities than we expect. We may not be able to successfully integrate the assets acquired in the Sabalo/Shad Acquisition into our existing operations or realize the expected economic benefits of the Sabalo/Shad Acquisition, which may have a material and adverse effect on our business, financial condition and results of operations.

In addition, a portion of the acreage we are acquiring in the Sabalo/Shad Acquisition is undeveloped, and our plans, development schedule and production schedule associated with the acreage may fail to materialize. As a result, our investment in these areas may not be as economic as we anticipate, and we could incur material write-downs of unevaluated properties.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Purchase and Sale Agreement, dated May 7, 2021, by and among Laredo Petroleum, Inc., Sabalo Energy, LLC and Sabalo Operating, LLC.*
2.2	Purchase and Sale Agreement, dated May 7, 2021, by and between Laredo Petroleum, Inc. and Shad Permian, LLC.*
2.3	Purchase and Sale Agreement, dated May 7, 2021, by and between Laredo Petroleum, Inc. and Piper Investments Holdings, LLC.*
10.1	Sixth Amendment to the Fifth Amended and Restated Credit Agreement, dated as of May 7, 2021, among Laredo Petroleum, Inc., as borrower, Wells Fargo Bank, N.A., as administrative agent, Laredo Midstream Services, LLC and Garden City Minerals, LLC, as guarantors and the banks signatory thereto.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM, INC.

Date: May 11, 2021	By:	/s/ Bryan J. Lemmerman
Bryan J. Lemmerman
Senior Vice President and Chief Financial Officer